Exhibit 10.25

ROSENTHAL & ROSENTHAL, INC.

1370 Broadway

New York NY 10018

July 7, 2022

JP Outfitters, LLC

1111 Brickell Avenue Suite 1300

Miami, FL 33131

TA Outfitters, LLC

5345 Creek Road

Blue Ash, OH 45242

Gentlemen:

Reference is made to the Financing Agreement entered into between Rosenthal & Rosenthal, Inc. (“Lender”) and JP Outfitters, LLC (“Borrower”) dated June 11, 2019, as amended or supplemented (the “Financing Agreement”).

This will confirm that, effective as of the date hereof, the Financing Agreement is hereby amended as follows:

a.	The definition of “Maximum Credit Facility” in Article 1 is amended and restated to be as follows:

“Maximum Credit Facility” shall mean the sum of (i) $5,750,000 and (ii) any additional Participated Cash Amount received by Lender on or after July 5, 2022.”

b.	A new definition of “Participated Cash Amount” shall be added to Article 1 as follows:

“‘Participated Cash Amount” shall mean the amount of any cash received by Lender from time to time as participations in the loans it makes to Borrower under this Agreement pursuant to the terms of junior participation agreements between it and Arnold Cohen and/or Alice Wong Mei Wai.”

c.	The first sentence of Section 2.1 (Loans) is amended and restated to be as follows:

“Lender shall, in its discretion, make loans to Borrower from time to time, at Borrower’s request, which loans in the aggregate shall not exceed the lesser of (a) the sum of (i) the Inventory Borrowing Base and (ii) the Participated Cash Amount, and (b) the Maximum Credit Facility.”

This will additionally confirm that, on the date(s) of any increase in the Maximum Credit Facility in excess of $5,750,000 as a result of Lender’s receipt of any additional Participated Cash Amount on or after July 5, 2022, Borrower shall pay to lender an additional facility fee on such increased amount, pro- rated through the next anniversary of the Closing Date on which the facility fee set forth in Section 3.1 of the Financing Agreement is payable, equal to 1% multiplied by the fraction equal to (x) the number of whole or partial months remaining until such anniversary, divided by (y) twelve, which additional facility fee shall be fully earned and payable on the date(s) of any such increase(s).

Except as hereinabove specifically set forth, all of the terms and conditions of the Financing Agreement shall remain in full force and effect and continue unmodified.

Very truly yours,

ROSENTHAL & ROSENTHAL, INC.

By:	/s/Daisy Dai
Name:	Daisy Dai
Title:	Vice President

Agreed:

JP OUTFITTERS, LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager

TA OUTFITTERS, LLC

By:	/s/ Arnold Cohen
Name:	Arnold Cohen
Title:	Manager